Exhibit 99.1

DeVry Brasil to Acquire Faculdade Ideal

Continues Expansion in Brazil’s Northern Region

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--December 18, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, today announced that DeVry Brasil has entered into an agreement to acquire Faculdade Ideal (Faci). Located in Belém, Pará in northern Brazil, Faci currently serves approximately 2,500 students and offers undergraduate programs in high-demand career fields such as law, education, accounting, technology and engineering. The transaction is expected to be completed in the third quarter of fiscal 2015.

DeVry Brasil currently operates nine educational institutions in the country’s northeastern and northern region: Fanor in Fortaleza, Ceará; ÁREA1 and Ruy Barbosa, both located in the city of Salvador, Bahia; Faculdade Boa Viagem (FBV) in Recife, Pernambuco; Unifavip in the city of Caruaru, Pernambuco; DeVry João Pessoa in João Pessoa, Paraíba; Facid located in Teresina, Piauí; and DeVry São Luis, in the city of São Luis, Maranhão. In September, DeVry Brasil acquired Faculdade Martha Falcão (FMF), in the city of Manaus, Amazonas. Including FMF, these institutions provide education to more than 36,000 students across 15 campuses, offering undergraduate and graduate programs in business, healthcare, law and engineering. Further, this announcement comes just days after DeVry Group announced it signed a definitive agreement to acquire Damásio Educacional, one of the largest providers of test preparation for the bar exam in Brazil, and offers undergraduate and graduate programs in law and business.

“We look forward to welcoming Faculdade Ideal to the DeVry Group family,” said Daniel Hamburger, DeVry Education Group’s president and CEO. “Faci has a solid academic reputation and is a strategic fit with DeVry Brasil’s positioning and strengths.”

DeVry Group’s goals for Faci include expanding the institution’s programs and making further investments in academic quality and student services. Students and faculty of Faci will benefit from the exchange of academic best practices with other DeVry Brasil institutions and significant investments in infrastructure and technology. As with students from other DeVry Brasil institutions, Faci students will have the opportunity to develop academic projects with students from the United States and other countries where DeVry Group has a presence. Colleagues of Faci will also have opportunities for professional growth within the institution and other DeVry Brasil institutions.

Faci is recognized by the Brazilian government as having among the best General Index of Courses (IGC) in Pará. IGC is an instrument used by Brazil’s Ministry of Education to evaluate higher education institutions. IGC rankings are based on a weighted average of metrics used to rate undergraduate and graduate programs at each institution.

About DeVry Brasil

DeVry Brasil currently operates nine educational institutions: Fanor in Fortaleza (CE); ÁREA1 and Ruy Barbosa, both located in the city of Salvador (BA); Faculdade Boa Viagem (FBV) in Recife (PE), Unifavip in the city of Caruaru (PE); DeVry João Pessoa in the city of João Pessoa (PB); DeVry São Luís in São Luís (MA); Facid located in Teresina (PI); and Faculdade Martha Falcão in Manaus (AM). Together, these institutions provide services to more than 36,000 students, including the recently acquired Martha Falcão, across 15 campuses and offer more than 170 undergraduate and graduate programs in the areas of business, healthcare (including medicine), law, engineering and technology. All DeVry Brasil institutions operate with high standards of academic quality and a focus on student satisfaction.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting and finance. For more information, please visit http://www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2014 and filed with the Securities and Exchange Commission on August 27, 2014.

CONTACT:
Investor & Media Contact:
DeVry Education Group
Joan Walter, 630-353-3800
jwalter@devrygroup.com